UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
April 8, 2010 (April 5, 2010)

BREITBURN ENERGY PARTNERS L.P.
(Exact name of Registrant as specified in its charter)

Delaware	001-33055	74-3169953
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

515 South Flower Street, Suite 4800
Los Angeles, CA 90071
(Address of principal executive office)

(213) 225-5900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

Settlement Agreement

           On April 5, 2010, BreitBurn Energy Partners L.P., a Delaware limited partnership (the “Partnership” or “BreitBurn”), its general partner, BreitBurn GP, LLC (the "General Partner"), Quicksilver Resources Inc. ("Quicksilver"), Provident Energy Trust (“Provident”), Halbert S. Washburn and Randall H. Breitenbach entered into a Settlement Agreement (the “Settlement Agreement”), confirming the terms of the original settlement agreement dated February 3, 2010 wherein the parties agreed to settle all claims with respect to the litigation filed by Quicksilver against the Partnership, the General Partner, certain of its subsidiaries and directors and Provident pending in the 48th District Court in Tarrant County, Texas (the "Court").   The Settlement Agreement supersedes the original settlement agreement dated February 3, 2010 in its entirety.  The description set forth below of the Settlement Agreement is qualified in its entirety by reference to the Settlement Agreement, which has been filed as Exhibit 10.1 to this Current Report on Form 8-K.

Pursuant to the Settlement Agreement, the parties agreed to dismiss all pending claims before the Court and mutually released each party, its affiliates, agents, officers, directors and attorneys from any and all claims arising from the subject matter of the litigation filed by Quicksilver before the Court.  On April 6, 2010, the Partnership paid Quicksilver $13 million and expects this amount to be reimbursed by insurance. However, discussions with the Partnership’s insurers are ongoing.  Provident has paid Quicksilver a separate settlement amount.

The terms of the Settlement Agreement as described below in greater detail were effective on April 6, 2010 (the “Effective Time”) upon the entry of the final judgment and order of dismissal by the Court in the form attached to the Settlement Agreement as Exhibit 1(A) (the “Order”), which, among other things, dismissed the lawsuit in Texas.  Pursuant to the Order, the Court held that Amendment No. 1 to the First Amended and Restated Agreement of Limited Partnership of the Partnership (as amended, the “Partnership Agreement”), dated as of June 17, 2008, Amendment No. 2 to the Partnership Agreement, dated as of April 7, 2009, and Amendment No. 3 to the Partnership Agreement, dated as of August 27, 2009, were validly adopted and are part of the Partnership Agreement.  The Court further held that Revised Amendment No. 1 to the Partnership Agreement, dated as of December 29, 2009, is not part of the Partnership Agreement.

Other terms of the Settlement Agreement are summarized below:

Designation, Nomination and Election of Directors; Management.  As the Partnership previously disclosed in a Current Report on Form 8-K dated March 31, 2010 and filed on April 6, 2010 (the “Form 8-K dated March 31, 2010”), pursuant to the Settlement Agreement, there will continue to be six members serving on the Board of Directors (the “Board”) of the General Partner.  As of the Effective Time, the directors include the four continuing independent members serving on the Board, John R. Butler, Jr., Gregory J. Moroney, Charles S. Weiss and David B. Kilpatrick, and the two new directors designated by Quicksilver, Mr. Walker C. Friedman and Mr. W. Yandell Rogers, III.  Mr. Butler is Chairman of the Board.  As the Partnership previously disclosed in the Form 8-K dated March 31, 2010, Mr. Breitenbach has been appointed to the office of President of the General Partner, and has resigned as Co-Chief Executive Officer of the General Partner.  Mr. Washburn will remain as Chief Executive Officer of the General Partner.

The Form 8-K dated March 31, 2010 contains a description of the provisions of the Settlement Agreement relating to the designation, nomination and election of directors and changes to management and is incorporated herein by reference.  The description set forth in the Form 8-K dated March 31, 2010 is qualified in its entirety by reference to the Settlement Agreement, which has been filed as Exhibit 10.1 to this Current Report on Form 8-K.

In order to implement the terms of the Settlement Agreement with respect to the designation, nomination and election of directors, changes to management and the voting rights as described above, on April 5, 2010, the General Partner entered into Amendment No. 4 to the Partnership Agreement (“Amendment No. 4”), and the Partnership entered into the Fourth Amended and Restated Limited Liability Company Agreement of the General Partner (the “Fourth Amended LLC Agreement”), which agreements are described in more detail below.   The descriptions set forth below of Amendment No. 4 and the Fourth Amended LLC Agreement are qualified in their entirety by reference to such agreements, which have been filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K.

Voting Rights.  Subject to certain exceptions, Quicksilver will accept and agree not to challenge the voting rights as set forth in the original Amendment No. 1 to the Partnership Agreement, dated June 17, 2008.  During the period beginning at the Effective Time and ending when Quicksilver, together with its Controlled Affiliates, owns fewer than 2,638,500 Common Units (the “Effectiveness Period”), the General Partner has agreed not to effect any amendment to the Partnership Agreement that would restrict in any manner Quicksilver’s rights to vote any or all of its Common Units in the election of directors or any other matters presented to the unitholders. The General Partner has withdrawn Revised Amendment No. 1 to the Partnership Agreement, dated December 29, 2009.  During the Effectiveness Period, the General Partner will not propose or adopt any new amendment, provision, resolution, or change that would limit, deprive, or restrict Quicksilver’s right to vote all its Common Units, one vote per unit, on any matter.

Waiver of Voting Cap.    The Board has permanently and irrevocably determined that the 20% voting cap limitation in the election of directors set forth in clause (B) of the first sentence of Section 13.4(b)(iii) of the Partnership Agreement shall not apply to Quicksilver or its Controlled Affiliates with respect to the Common Units currently owned by Quicksilver and any units or other voting securities received by Quicksilver or its Controlled Affiliates in respect of such Common Units currently owned by Quicksilver pursuant to a distribution, rights offering, reclassification or reorganization involving the Partnership or its Common Units or other voting securities.

           Distributions.   Pursuant to the Settlement Agreement, the Board shall approve the reinstitution of regular distributions beginning in the first quarter of 2010 at a minimum amount of $.375 per Common Unit, or $1.50 on an annual basis, and minimum coverage ratio of no less than 1.2x.  As the Partnership previously disclosed, the Partnership intends to pay the first quarter distribution on or before May 15, 2010.

Piggyback Rights and Registration Rights Agreement.   Pursuant to the Settlement Agreement, Quicksilver will have the right to participate by including its Common Units in every Equity Offering (as such term is defined in the Settlement Agreement) in an amount up to 20% of the aggregate amount of the securities offered in such Equity Offering (the “Piggyback Right”).

Pursuant to the Settlement Agreement, the Partnership and Quicksilver entered into the First Amendment to the Registration Rights Agreement dated as of November 1, 2007, by and between the Partnership and Quicksilver (as amended, the “Registration Rights Agreement”), which is described in more detail below.  The Registration Rights Agreement will exclusively govern the Piggyback Right as it relates to an “Underwritten Offering” (as such term is defined in the Registration Rights Agreement).  The description of the First Amendment to the Registration Rights Agreement set forth below is qualified in its entirety by reference to such amendment, which has been filed as Exhibit 4.1 to this Current Report on Form 8-K.

With respect to any Equity Offering that is not an Underwritten Offering, Quicksilver and the Partnership have agreed to be bound by certain notice and other provisions contained in the Settlement Agreement.  The Piggyback Right set forth in the Settlement Agreement will terminate on the date that is the three month anniversary of the date on which Quicksilver ceases to be an Affiliate (as defined in the Settlement Agreement) of the Partnership.

Voting on Removal of the General Partner.  During the Effectiveness Period, with respect to any proposal to remove the General Partner as the general partner of the Partnership, Quicksilver and its Controlled Affiliates may not vote a proportion of their Common Units in favor of removal that exceeds the proportion of the Common Units voted in favor of such proposal by the unitholders other than Quicksilver and its Controlled Affiliates as compared to all Common Units held by the unitholders other than Quicksilver and its Controlled Affiliates.

Quicksilver Standstill.

For a period beginning on the Effective Time and ending on the date on which Quicksilver, together with its Controlled Affiliates, ceases to hold at least 10% of the outstanding Common Units, Quicksilver and its Controlled Affiliates shall not:

(i) engage in any hostile or takeover activities (including by means of a tender offer, soliciting proxies or written consents, other than as recommended by the Board);

(ii) acquire or propose to acquire additional Common Units, securities or properties of the Partnership, except pursuant to a distribution, rights offering, reclassification or reorganization involving the Partnership or its Common Units or other securities that is approved by the Board;

(iii) call a special meeting of the unitholders; or

(iv) propose to remove the General Partner as the general partner of the Partnership or, other than in accordance with the provisions of the Settlement Agreement described above under “Voting on Removal of the General  Partner,” vote to remove the General Partner as the general partner of the Partnership.

Specifically, without the prior written consent of the Board, Quicksilver and its Controlled Affiliates shall not, directly or indirectly:

(i) acquire any securities or property of the Partnership or any of its Affiliates, except pursuant to a distribution, rights offering, reclassification or reorganization involving the Partnership or its Common Units or other securities approved by the Board;

(ii) propose to enter into, directly or indirectly, any merger, consolidation, recapitalization, business combination, partnership, joint venture or similar transaction involving the Partnership or any of its Affiliates, except as permitted hereby;

(iii) make or in any way participate in any “solicitation” of “proxies” (as such terms are used in Rule 14a-1 of Regulation 14A under the Securities Exchange Act of 1934) or written consents to vote, seek to influence, or advise others with respect to the voting of any voting securities of the Partnership or any of its Affiliates;

(iv) form, join or participate in a “group” (within the meaning of Section 13(d) of the Securities Exchange Act of 1934) with respect to any voting securities of the Partnership or any of its Affiliates;

(v) act to seek to control or influence the management, Board or policies of the Partnership, except through Quicksilver’s Board designees or as permitted by the Settlement Agreement;

(vi) propose to remove the General Partner as the general partner of the Partnership or, other than in accordance with the provisions of the Settlement Agreement described above under “Voting on Removal of the General  Partner,” vote to remove the General Partner as the general partner of the Partnership;

(vii) publicly disclose any intent, plan or arrangement inconsistent with the Settlement Agreement; or

(viii) advise, assist or encourage others in connection with the above.

Quicksilver and its Controlled Affiliates shall not sell or transfer in a single transaction or series of related transactions their respective Common Units without the prior written consent of the Board, except:

(i) to a party that would not own, individually or as a member of a group, 20% or more of the outstanding Common Units after such transfer;

(ii) in connection with a business combination approved by the Board and/or the unitholders;

(iii) in a bona fide pledge of any voting securities to a financial institution or brokerage firm; or

(iv) in an underwritten offering where the Common Units will be widely distributed or would not result in any purchaser in such offering owning, individually or as a member of a group, 20% or more of the outstanding Common Units after the offering.

Notwithstanding the foregoing, the provisions of the Settlement Agreement described above under “Quicksilver Standstill” shall not, and are not intended to:

(i) prohibit Quicksilver from privately communicating with, including making any offer or proposal to, the Board;

(ii) restrict in any manner how Quicksilver votes its Common Units, except as provided in the Settlement Agreement;

(iii) restrict the manner in which Quicksilver’s designees to the Board (A) may vote on any matter submitted to the Board or the unitholders, (B) participate in deliberations or discussions of the Board (including making suggestions or raising issues to the Board) in their capacity as members of the Board, or (C) may take actions required by their exercise of legal duties and obligations as members of the Board or refrain from taking any action prohibited by their legal duties and obligations as members of the Board; or

(iv) restrict Quicksilver from selling or transferring any of its Common Units to any Affiliate or successor of Quicksilver that agrees to be bound by certain provisions of the Settlement Agreement.

The provisions of the Settlement Agreement described above under “Quicksilver Standstill” shall immediately and automatically be suspended upon the increase or acceleration of a material financial obligation of the Partnership that results from the breach of a material provision thereof or the occurrence of a material event of default thereunder, unless such breach is caused solely by the action or inaction of Quicksilver, its Controlled Affiliates or its designees to the Board.

Amendment No. 4 to the Partnership Agreement

Pursuant to the Order, the Court held that Amendment No. 1 to the Partnership Agreement, dated as of June 17, 2008, Amendment No. 2 to the Partnership Agreement, dated as of April 7, 2009, and Amendment No. 3 to the Partnership Agreement, dated as of August 27, 2009, were validly adopted and are part of the Partnership Agreement.  The Court further held that Revised Amendment No. 1 to the Partnership Agreement, dated as of December 29, 2009, is not part of the Partnership Agreement.  The General Partner entered into Amendment No. 4 to the Partnership Agreement, which was effective on April 6, 2010.  Amendment No. 4 implemented the terms of the Settlement Agreement with respect to the voting rights as described above.

Pursuant to Amendment No. 4, Section 13.4 of the Partnership Agreement was amended to provide that any vote, consent or other action taken by or on behalf of Quicksilver in breach of certain provisions of the Settlement Agreement relating to voting rights will, to the extent in breach, be null and void and shall not be counted or considered as a vote, consent or other action.  Quicksilver will not, as a result of the foregoing, be considered a separate class of Limited Partner and the Common Units held by Quicksilver will not be considered a separate class of Common Units.

A copy of Amendment No. 4 is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Fourth Amended and Restated Limited Liability Company Agreement of the General Partner

The Partnership, as sole member of the General Partner, entered into the Fourth Amended and Restated Limited Liability Company Agreement of the General Partner, which was effective on April 6, 2010.  The Fourth Amended LLC Agreement implemented certain terms of the Settlement Agreement with respect to the designation, nomination and election of directors.

The Fourth Amended LLC Agreement provides that the members of the Board will be elected by the unitholders and nominated in accordance with the terms of the Partnership Agreement.  The Board is divided into three classes, Class I, Class II, and Class III.  The directors designated to Class I will serve for an initial term that expires at the annual meeting of Limited Partners originally intended to be held in 2009, the directors designated to Class II will serve for an initial term that expires at the annual meeting of unitholders held in 2010, and the directors designated to Class III will serve for an initial term that expires at the annual meeting of unitholders held in 2011.  At each succeeding annual meeting of unitholders, successors to the class of directors whose term expires at that annual meeting will be elected for a three-year term; provided, however, because the first annual meeting of the unitholders, which was originally intended to be held in 2009, was postponed as a result of the litigation addressed in the Settlement Agreement and is now expected to be held in 2010, (i) at that first annual meeting, it is expected that an election will be held to elect successors to the directors whose term was originally intended to expire in 2009 (i.e., the Class I directors) and the directors whose term was originally intended to expire in 2010 (i.e., the Class II directors), and (ii) the  Class I directors to be elected at the first annual meeting will be elected for a term that will expire three years after the year in which the initial annual meeting was originally intended to be held (i.e., 2012), and the Class II directors to be elected at the first annual meeting will be elected for a term that will expire three years after the year in which the annual meeting for their election was originally intended to be held (i.e., 2013).

Each director will hold office for the term for which such director is elected and thereafter until such director’s successor shall have been duly elected and qualified, or until such director’s earlier death, resignation or removal.  Any vacancy on the Board of directors (including, without limitation, any vacancy caused by an increase in the number of directors on the Board of directors) may only be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director.  Any director elected to fill a vacancy not resulting from an increase in the number of directors will have the same remaining term as that of his predecessor.  A director may be removed only for cause and only upon a vote of the majority of the remaining directors then in office.

The Board consists of six directors.  The directors of the General Partner as of the date hereof and the Class that each such director is a member of is hereby designated as follows:

John R. Butler, Jr.	Class I
Gregory J. Moroney	Class I
Walker C. Friedman	Class II
Charles S. Weiss	Class II
David B. Kilpatrick	Class III
W. Yandell Rogers, III	Class III

A copy of the Fourth Amended LLC Agreement is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

First Amendment to the Registration Rights Agreement, by and between the Partnership and Quicksilver

The Partnership and Quicksilver entered into the First Amendment to the Registration Rights Agreement, which was effective on April 6, 2010.

Pursuant to the First Amendment to the Registration Rights Agreement, Quicksilver will have the right to include its Common Units in any Underwritten Offering subject to the Registration Rights Agreement in a number up to the greater of (i) 20% of the number of Common Units to be sold in such Underwritten Offering or (ii) the number of Common Units that Quicksilver could include in such Underwritten Offering without regard to clause (i) above, provided that Quicksilver complies with the notice provisions for requesting inclusion of its Registrable Securities (as defined in the Registration Rights Agreement) in any such Underwritten Offering.  The operative provisions of the Registration Rights Agreement, other than the indemnification provisions, will terminate on the date that is the three month anniversary of the date on which Quicksilver ceases to be an affiliate of the Partnership.

A copy of  the First Amendment to the Registration Rights Agreement is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 5.03 Amendment to Articles of Incorporation or Bylaws

Amendment No. 4 to the Partnership Agreement

The General Partner entered into Amendment No. 4 to the Partnership Agreement, which was effective on April 6, 2010.  The description of Amendment No. 4 is incorporated herein by reference from Item 1.01 of this Current Report on Form 8-K.

A copy of Amendment No. 4 is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Fourth Amended and Restated Limited Liability Company Agreement of the General Partner

The Partnership, as sole member of the General Partner, entered into the Fourth Amended and Restated Limited Liability Company Agreement of the General Partner, which was effective on April 6, 2010. The description of the Fourth Amended LLC Agreement is incorporated herein by reference from Item 1.01 of this Current Report on Form 8-K.

A copy of the Fourth Amended LLC Agreement is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits
3.1	Amendment No. 4 to the First Amended and Restated Agreement of Limited Partnership of BreitBurn Energy Partners L.P., dated as of April 5, 2010.

3.2	Fourth Amended and Restated Limited Liability Company Agreement of BreitBurn GP, LLC, dated as of April 5, 2010.

4.1	First Amendment to the Registration Rights Agreement by and between BreitBurn Energy Partners L.P. and Quicksilver Resources Inc., dated as of April 5, 2010.

10.1	Settlement Agreement by and among Quicksilver Resources Inc., BreitBurn Energy Partners L.P., BreitBurn GP, LLC, Provident Energy Trust, Randall H. Breitenbach and Halbert S. Washburn, dated April 5, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BREITBURN ENERGY PARTNERS L.P.

	By:	BREITBURN GP, LLC,
its general partner

Dated: April 8, 2010	By:	/s/Halbert S. Washburn
Halbert S. Washburn
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Title

3.1	Amendment No. 4 to the First Amended and Restated Agreement of Limited Partnership of BreitBurn Energy Partners L.P., dated as of April 5, 2010.

3.2	Fourth Amended and Restated Limited Liability Company Agreement of BreitBurn GP, LLC, dated as of April 5, 2010.

4.1	First Amendment to the Registration Rights Agreement by and between BreitBurn Energy Partners L.P. and Quicksilver Resources Inc., dated as of April 5, 2010.

10.1	Settlement Agreement by and among Quicksilver Resources Inc., BreitBurn Energy Partners L.P., BreitBurn GP, LLC, Provident Energy Trust, Randall H. Breitenbach and Halbert S. Washburn, dated April 5, 2010.